EXHIBIT 21
                                                                      ----------





                         SUBSIDIARIES OF THE REGISTRANT





Parent
------
First Mutual Bancshares, Inc.

                                     Percentage            Jurisdiction or
Subsidiaries                        of Ownership        State of Incorporation
------------                        ------------        ----------------------
First Mutual Bank                       100%                   Washington

First Mutual Services (1)               100%                   Washington



(1) This corporation is a wholly owned subsidiary of First Mutual Bank. First Mutual Services (FMS) formerly engaged in the sale of mutual funds and annuities through an unaffiliated broker dealer, PRIMEVEST Financial Services. As of December 1999, the company decided to discontinue directly offering further investment products to its customers and is currently inactive. The Bank's investment in First Mutual Services at December 31, 2001, was $4,515.